UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

HealthMarkets, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 29, 2010, HealthMarkets, Inc. (the “Company”) adopted a compensation program (“Program”) applicable to Jack V. Heller, the Company’s Senior Vice President, Agency Sales.

The Program, which will be effective upon Mr. Heller’s signed acknowledgment and agreement to Program terms and conditions, entitles Mr. Heller to the following:

•	An increase in Mr. Heller’s annual maximum bonus compensation percentage to 200% of annual target bonus. Mr. Heller’s annual target bonus is 75% of his annual base compensation of $400,000;

•	Portions of Mr. Heller’s annual bonus compensation for 2010, 2011 and 2012 will be guaranteed, vesting as follows:

•	2010 annual bonus compensation: 66.66% of target bonus guaranteed, or $199,980.00. Vests on December 31, 2010, subject to Mr. Heller’s continuous employment through such date.

•	2011 annual bonus compensation: 50% of target bonus guaranteed, or $150,000.00. Vests on December 31, 2011, subject to Mr. Heller’s continuous employment through such date.

•	2012 annual bonus compensation: 50% of target bonus guaranteed, or $150,000.00. Vests on December 31, 2012, subject to Mr. Heller’s continuous employment through such date.

•	Retention cash compensation in the amount of $1.2 million, divided into 3 tranches, and vesting as follows (subject to earlier vesting in the case of a change of control and certain qualifying terminations):

•	Tranche A: 25% of retention cash compensation, or $300,000; vests on June 30, 2011, subject to Mr. Heller’s continuous employment through such date.

•	Tranche B: 25% of retention cash compensation, or $300,000; vests on June 30, 2012, subject to Mr. Heller’s continuous employment through such date.

•	Tranche C: 50% of retention cash compensation, or $600,000; vests on June 30, 2013, subject to Mr. Heller’s continuous employment through such date.

•	Although the guaranteed portion of Mr. Heller’s annual bonus compensation and Mr. Heller’s retention cash compensation payments vest only as described above, each will be paid in equal pro rata installments, on a quarterly basis in arrears, in some cases in advance of vesting. 75% of the gross amount of any payment made prior to vesting is subject to clawback by the Company based on specified termination events.

In connection with the Program, the Company also granted Mr. Heller an option to purchase 150,000 shares of the Company’s Class A-1 common stock. In connection with his entry into the nonqualified stock option agreement applicable to this grant (the “Nonqualified Stock Option Agreement”), Mr. Heller agreed to forfeit all of his outstanding stock options granted prior to the date of this grant. Mr. Heller’s Nonqualified Stock Option Agreement provides that the options granted to Mr. Heller will vest in equal 20% annual installments on each of the first five anniversaries of the grant date — June 29, 2010 – in each case, subject to Mr. Heller’s continued employment through the applicable vesting date (subject to earlier vesting in the case of certain qualifying terminations). The exercise price of Mr. Heller’s options is $7.00 per share.

In addition, the Company granted Mr. Heller 150,000 restricted shares of the Company’s Class A-1 common stock. Mr. Heller’s restricted share agreement (the “Restricted Share Agreement”) provides that the restricted shares granted to Mr. Heller will vest in equal 20% annual installments on each of the first five anniversaries of the grant date – June 29, 2010 — in each case, subject to the executive’s continued employment through the applicable vesting date (subject to earlier vesting in the case of certain qualifying terminations).

The foregoing summary is qualified in its entirety by reference to the Nonqualified Stock Option Agreement and Restricted Share Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Nonqualified Stock Option Agreement, made as of June 29, 2010, by and between HealthMarkets, Inc. and Jack V. Heller.
10.2	Restricted Share Agreement, made as of June 29, 2010, by and between HealthMarkets, Inc. and Jack V. Heller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: /s/ B. Curtis Westen
Name: B. Curtis Westen
Title: Executive Vice President & General Counsel

Dated: July 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Nonqualified Stock Option Agreement, made as of June 29, 2010, by and between HealthMarkets, Inc. and Jack V. Heller.
10.2	Restricted Share Agreement, made as of June 29, 2010, by and between HealthMarkets, Inc. and Jack V. Heller.